Exhibit 5


                        CONNER & WINTERS, P.C. Letterhead


                                     November 20, 2003


Board of Directors
ADDvantage Technologies Group, Inc.
1605 East Iola
Broken Arrow, Oklahoma   74012

          Re:  ADDvantage Technologies Group, Inc.; 2003 Form S-8
          Registration Statement;  Our File No. 3963.001

Ladies and Gentlemen:

     We have served as special counsel to ADDvantage Technologies Group, Inc., an Oklahoma corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration of 1,001,041 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be issued to certain of the Company's to certain officers, directors, employees or consultants upon the grant of restricted stock awards and upon the exercise of options granted or to be granted pursuant to the terms of the ADDvantage Technologies Group, Inc. 1998 Incentive Stock Plan (the "Plan"). The Registration Statement is to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about November 20, 2003.

     In our capacity as special counsel to the Company, we have familiarized ourselves with the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and other corporate records, and have examined such statutes, regulations, certificates of public officials and other instruments and documents as we deemed necessary as a basis for the opinions hereinafter expressed.

     Based on the foregoing and upon such legal considerations as we deem relevant, we are of the opinion that the shares of Common Stock issuable upon the grant of restricted stock or upon the exercise of options granted pursuant to the Plan have been duly and validly authorized and will, upon their issuance and delivery in accordance with the terms of the Plan, be legally issued, fully paid and non-assessable.



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Board of Directors
ADDvantage Technologies Group, Inc.
November 20, 2003
Page 2

     We are members of the Oklahoma Bar and, for purposes of this opinion, do not hold ourselves out as experts on, nor are we in rendering our opinion herein passing on, any matter of the laws of any jurisdiction other than the laws of the United States and the State of Oklahoma.

     We hereby consent to the inclusion of our opinion regarding the legality of the Common Stock being registered in the above described Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                Very truly yours,


                                                /s/ Conner & Winters, P.C.
                                                CONNER & WINTERS, P.C.